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JOHNSTON INDUSTRIES, INC. AND SUBSIDIARIES

EXHIBIT 11 - STATEMENT OF COMPUTATION OF PER SHARE EARNINGS

The weighted average number of common and common share equivalents on a primary basis are as follows:

                                                         FOR THE         FOR THE            FOR THE          FOR THE
                                                       THREE MONTHS    THREE MONTHS        SIX MONTHS       SIX MONTHS
                                                          ENDED           ENDED              ENDED            ENDED
                                                        JUNE 28,         JUNE 29,           JUNE 28,         JUNE 29,
                                                          1997             1996               1997             1996
                                                     -------------     ------------      --------------    ------------
Weighted average common shares outstanding              10,403,928       10,355,135          10,391,545      10,463,192

Shares issued from assumed exercise of
         incentive stock options (1) (2)                       ---          265,001                 ---         242,859

Shares issued from assumed exercise of
         nonqualified stock options (1) (2)                    ---          110,950                 ---          85,361
                                                     -------------     ------------      --------------    ------------
Weighted average number of shares outstanding,
         as adjusted                                    10,403,928       10,731,086          10,391,545      10,791,412
                                                     =============     ============      ==============    ============
Income from continuing operations                    $  (6,635,000)    $    123,000          (5,085,000)   $   (161,000)

Income from discontinued operations                        152,000        2,224,000             126,000       4,756,000

Extraordinary loss                                             ---              ---                 ---        (527,000)
                                                     -------------     ------------      --------------    ------------
Net Income                                              (6,483,000)       2,347,000          (4,959,000)      4,068,000

Dividends on Preferred Stock                                40,000           41,000              81,000          43,000
                                                     -------------     ------------      --------------    ------------
Net Income available to common
         stockholders                                $  (6,523,000)    $  2,306,000      $   (5,040,000)   $  4,025,000
                                                     =============     ============      ==============    ============
Earnings (Loss) per common share:
         Income from continuing operations           $        (.64)    $        .01      $         (.50)   $       (.02)

         Discontinued operations                               .01              .20                 .01             .44

         Extraordinary loss                                   .---             .---                .---            (.05)
                                                     -------------     ------------      --------------    ------------
Earnings per common share                            $        (.63)    $        .21      $         (.49)   $        .37
                                                     =============     ============      ==============    ============

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(1)      Shares issued from assumed exercise of options included the number of incremental shares which result from applying the "treasury stock method" for options.

(2) For the three months and six months ended June 28, 1997, common shares from assumed exercise of stock options are not presented as they are antidilutive in periods for which a loss is reported.

Note: Fully diluted earnings per share are not presented because the difference from primary earnings per share is insignificant for all periods presented.